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                                                                   EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in the Registration Statement of Axonyx, Inc. (the "Company") on Form S-3 of our report dated February 10, 2000 on our audit of the financial statements of the Company for the year ended December 31, 1999 appearing in the annual report on Form 10-KSB of the Company. We also consent to the reference to us under the caption "Experts" in the prospectus.

/s/ Richard A. Eisner & Company, LLP

New York, New York
September 19, 2000